Exhibit 23

Consent of Independent Certified Public Accountants


Gristede's Sloan's Supermarkets, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated January 23, 1996, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the fiscal year ended November 29, 1998.


  /s/ BDO Seidman, LLP

BDO Seidman, LLP


New York, New York

February 27, 1999